EXHIBIT 10.6

AMENDMENT NUMBER THREE
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN

(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, (the “Plan”), as restated effective January 1, 2007, is hereby amended effective as of January 1, 2008.

1.	Section 4.6(a) of the Plan is amended in its entirety to read as follows:

(a)
Notwithstanding any other provision of this Plan to the contrary, the total annual amount of a Participant’s Retirement Income derived from Employer contributions under this Plan and under all other defined benefit plans of an Employer shall not exceed the Maximum Permissible Benefit pursuant to Section 415(b)(1) of the Code.  Benefit increases resulting from the increase in the Defined Benefit Dollar Limitation shall be provided to all Employees participating in the Plan who have one Hour of Service on or after December 31, 2001.  For purposes of determining the Maximum Permissible Benefit, the “Defined Benefit Dollar Limitation” is $160,000, as adjusted, effective January 1 of each year, under Code Section 415(d) in such manner as the Secretary shall prescribe, and payable in the form of a straight life annuity.  This limitation as adjusted will apply to limitation years ending with or within the calendar year for which the adjustment applies.  For purposes of determining the Maximum Permissible Benefit, the “Defined Benefit Compensation Limitation” is 100% of the Participant’s average compensation for the three consecutive years of service, determined in accordance with Treasury Regulation Section 1.415(b)-1(a)(5), in which he received the highest aggregate compensation from the Employer, adjusted as provided below.  For purposes of applying the limitations of Code Section 415, compensation shall be determined in accordance with the provisions of Treasury Regulation Sections 1.415(c)-2(b) and (c), including compensation described in Treasury Regulation Sections 1.415(c)-2(e)(3)(i), (ii) and (iii) and (e)(4) (to the extent any such compensation is paid by the Employer).  For purposes of this Section 4.6, and applying the limitations of Code Section 415, compensation shall include any amount which is contributed or deferred by the Employer on behalf of and at the election of a Participant and which is not includible in gross income by reason of Code Section 125, 402(g)(3) or 457 or, effective January 1, 2001, Code Section 132(f)(4).

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IN WITNESS WHEREOF, the Company has caused this Amendment of the Plan to be executed this __________ day of _________________________, 2009.

EG&G Technical Services, Inc.

By:	/s/ H. Thomas Hicks
TITLE: Vice President

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